FOR:	PROLIANCE INTERNATIONAL, INC.
Contact: Richard A. Wisot Vice President, Secretary and Treasurer (203) 859-3552

For ImmeDIATE RELEASE

FD Investors: Eric Boyriven, Alexandra Tramont (212) 850-5600

proliance Comments on 8-k Filing

NEW HAVEN, CONNECTICUT, July 5, 2007 – As noted in Proliance International, Inc.’s (AMEX: PLI) 8-K filing with the Securities and Exchange Commission on July 3, 2007, an arbitrator has ruled that the Company must pay Paul S. Wilhide additional consideration for its acquisition from him of EVAP, Inc. in July 1998.

Commenting on the ruling, Charles E. Johnson, President and Chief Executive Officer, noted, ‘‘We were clearly expecting a more favorable outcome on this matter. While we do not agree with the arbitrator’s decision, the Company will comply with the ruling. More importantly, we will no longer be distracted by this matter, which has lingered on for over 7 years, thereby enabling us to focus our attention and resources on improving the business performance of our Company.’’

Proliance International, Inc.    is a leading global manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.

Proliance International, Inc.’s Strategic Corporate Values Are:

•	Being An Exemplary Corporate Citizen

•	Employing Exceptional People

•	Dedication To World-Class Quality Standards

•	Market Leadership Through Superior Customer Service

•	Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms ‘‘anticipate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘may,’’ ‘‘objective,’’ ‘‘plan,’’ ‘‘possible,’’ ‘‘potential,’’ ‘‘project,’’ ‘‘will’’ and similar expressions identify forward-looking statements.

Factors that could cause Proliance’s results to differ materially from those described in the forward-looking statements can be found in the 2006 Annual Report on Form 10-K of Proliance, in the Quarterly Reports on Forms 10-Q of Proliance, and Proliance’s other filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

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